Exhibit 99.1

PROPERTY SOLUTIONS ACQUISITION CORP. II SECURITIES TO COMMENCE SEPARATE TRADING

New York, NY (April 7, 2021) – Property Solutions Acquisition Corp. II (Nasdaq: PSAGU) (the “Company”) announced today that separate trading of its Class A common stock and warrants underlying the Company’s units would commence on or about April 9, 2021. The common stock and warrants will trade under the symbols “PSAG” and “PSAGW”, respectively. Units not separated will continue to be listed on the Nasdaq Capital Market under the symbol “PSAGU”.

Property Solutions Acquisition Corp. II is a newly incorporated blank check company, incorporated as a Delaware company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While Property Solutions Acquisition Corp. II may pursue an acquisition opportunity in any business, industry, sector or geographical location, Property Solutions Acquisition Corp. II intends to seek to acquire businesses that service the real estate industry.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to numerous risks and conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Jordan Vogel, Co-Chief Executive Officer

Aaron Feldman, Co-Chief Executive Officer

(646) 502-9845

jordan@benchmarkrealestate.com